Appendix A

As of January 15, 2008

Bond Funds	Equity Funds
Dunham Corporate/Government Bond Fund	Dunham Real Estate Stock Fund
Dunham High-Yield Bond Fund	Dunham Appreciation & Income Fund
Dunham International Stock Fund
Dunham Large Cap Value Fund
Dunham Small Cap Value Fund
Dunham Large Cap Growth Fund
Dunham Emerging Markets Stock Fund
Dunham Small Cap Growth Fund
Dunham Monthly Distribution Fund *

                                                * This schedule was amended on May 14, 2008 to add Dunham Monthly Distribution Fund